Exhibit 99.1

Workhorse Group Reports Second Quarter 2024 Results

CINCINNATI, August 20, 2024 -- Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero-emission commercial vehicles, today reported financial results for the second quarter ended June 30, 2024.

Management Commentary

“During the second quarter, we continued to advance our EV product roadmap and worked diligently to gain momentum with prospective customers,” said Workhorse CEO Rick Dauch. “We successfully executed field demonstrations with multiple national fleets, secured new dealer partnerships, and generated local and state governmental interest through our recently awarded Sourcewell contract for procurement in the category of Class 4-8 cab chassis and related equipment, accessories, and services. We are also doing the R&D work we believe is necessary to expand our product offering by introducing the W56 208-inch wheelbase, 1200 cubic feet cargo capacity vehicle. Production for this truck is expected to begin in the fourth quarter of this year, and we’ve already received our first order.”

Mr. Dauch concluded, “While we made important progress during the quarter, our financial results reflect that we still have significant work ahead of us to achieve our goals. We continue to have productive conversations with prospective customers and are optimistic that EV adoption rates will accelerate in 2025. At the same time, we are making disciplined and thoughtful decisions to preserve our cash and extend our financial runway. We remain optimistic about the long-term market opportunity for the transition to EV technology in the Class 4-6 work truck segment.”

Executing Strategic and Financial Actions

●	Delivering to Customers: During the second quarter, the Company received a purchase order for 141 W4 CC cab chassis vehicles from Kingsburg Truck Sales in California (“KTS”). Workhorse received payment for the first 30 trucks from KTS in the second quarter. However, due to delays in the CARB HVIP voucher approval and payment process, KTS was unable to deliver the trucks to end customers, limiting the revenue recognized by the Company in the second quarter. Workhorse expects to recognize most, if not all, of the $2.3 million in deferred revenue related to the sale of the first 30 W4CC trucks as revenue during the remainder of 2024. In June the Company delivered a W4 CC box truck to McAbee Trucking — a U.S. Postal Service contractor. NorCal Transports, a last-mile delivery contractor based in Richmond, CA, recently added a Workhorse flagship W56 step van to its fleet. In addition, two W56 step vans recently joined the Stables by Workhorse fleet in Lebanon, OH.

●	Advancing EV Product Roadmap: The Company is finalizing the engineering and testing work necessary to expand the W56 product offering, launching a 208-inch wheelbase, 1200 cubic feet capacity step van, and expects to complete this work by year end. In addition, the Company expects to introduce a 140kWh version of the 178-inch wheelbase W56 in early 2025. These new product portfolio additions are the result of direct feedback received from potential fleet customers after field demonstrations earlier in the year.

●	Expanding Dealer Network and Service Footprint: During the second quarter, the Company reached a major milestone with the award of a Sourcewell contract for procurement in the category of Class 4-8 chassis and cabs with related equipment, accessories, and services. This significant achievement allows Workhorse to expand its reach to government, educational, and nonprofit sectors within all 50 states and Canada. Workhorse also added three (3) new dealers to its network: (i) Ziegler Truck Group, with locations in Minnesota, Iowa, and Wisconsin, (ii) Milea Truck Sales and Leasing in New York City, and (iii) Eco Auto in North Boston, Massachusetts, bringing the Company’s total dealer count to 13.

●	Completed Divestiture of Aero Business: The Company completed the previously disclosed divestiture of its Aero business on June 6, 2024. Workhorse expects this divestiture to provide monthly cost savings of approximately $0.4 million and to enhance the Company’s ability to concentrate on its commercial electric vehicle truck business.

●	Regained NASDAQ Minimum Bid Price Compliance: On July 3, 2024, the Company received notification from NASDAQ that it had regained compliance with the minimum bid price requirement of $1.00 per share. This notification followed the Company’s 1-for-20 reverse stock split of its outstanding shares of common stock, which was effective as of June 17, 2024.

●	Conserving Cash: Workhorse has continued to take steps to manage costs across the organization to strengthen its financial position. Between previous reduction in force actions, voluntary departures, Union City manufacturing facility furloughs, previously disclosed deferral of executives’ cash compensation, and the divestiture of the Aero business, the Company has achieved significant cost savings.

Second Quarter Financial Results

Sales, net of returns and allowances, for the second quarter of 2024 were $0.8 million compared to $4.0 million in the same period last year. The decrease in sales was primarily due to lower W4 CC vehicle sales compared with the same period a year ago, which was partially offset by an increase in other service revenue generated from operating Stables by Workhorse, Drones as a Service before the Aero divestiture, and other service revenue.

Cost of sales decreased to $7.3 million in the second quarter compared to $8.4 million in the same period last year. The decrease in cost of sales was primarily driven by a $4.4 million decrease in costs related to direct materials as a result of lower sales volume and higher volume of vehicles being capitalized into finished goods. The decrease was also due to a decrease in consulting expenses of $0.5 million as well as a $0.5 million decrease in employee compensation and related expenses as result of previously announced furloughs. The decrease in cost of sales was partially offset by a $2.7 million increase in inventory reserve expense and a $1.0 million increase in depreciation expense.

Selling, general, and administrative (“SG&A”) expenses decreased to $12.1 million in the second quarter compared to $14.0 million in the same period last year. The decrease in SG&A expenses was primarily driven by a $2.4 million decrease in employee compensation and related expenses primarily due to a lower headcount and a decrease of $0.6 million in marketing expenses during the period, which was partially offset by a $0.2 million increase in depreciation expense and a $0.3 million increase in information technology costs.

Research and development (“R&D”) expenses decreased to $2.0 million in the second quarter compared to $5.1 million in the same period last year. The decrease in R&D expenses was primarily driven by $2.0 million decrease in employee compensation and related expenses due to lower headcount and a $0.8 million decrease in consulting expenses, which was partially offset a $0.4 million increase in prototype expenses driven by the W56 208-inch wheelbase program.

Net interest expense was $5.2 million compared to net interest income of $0.5 million in the same period last year. Fair value loss in the second quarter was $0.6 million due to the warrants issued by the Company. The fair value adjustment in the prior year period was zero.

Net loss was $26.3 million compared to $23.0 million in the same period last year.

As of June 30, 2024, the Company had $5.3 million in cash and cash equivalents, accounts receivable of $0.8 million, net inventory of $46.5 million, and accounts payable of $10.5 million.

Second Quarter Financial Overview

“We are taking diligent steps that we believe will strengthen our balance sheet and liquidity position so we can execute on our product roadmap and deliver for our customers,” said Workhorse CFO Bob Ginnan. “We’ve made significant cost reductions, completed the Aero divestiture, and recently regained listing compliance with the NASDAQ minimum bid price requirement as a result of our reverse stock split. Looking ahead, we are optimistic in our ability to generate additional purchase orders and revenue from our customers, while strengthening our financial position.”

Conference Call

Workhorse management will hold a conference call today, August 20, 2024 at 11:00 AM Eastern time (8:00 AM Pacific time) to discuss these results and answer related questions.

U.S. dial-in: 877-407-8289

International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse’s website.

A telephonic replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through August 27, 2024.

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay ID: 13748503

About Workhorse Group Inc.

Workhorse is a technology company focused on providing electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

The discussions in this press release contain forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this presentation. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and WNext platforms; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; the ability to protect our intellectual property; market acceptance for our products; our ability to control our expenses; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and Israel) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our ability to maintain compliance with the list requirements of the Nasdaq Capital Market and otherwise maintain the listing of our securities thereon and the impact of steps we took to regain such compliance, such as the reverse split of our common stock; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings, including with Coulomb Solutions, Inc.; our ability to consummate and realize the benefits of a potential sale and leaseback transaction of our Union City facility; and our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact:

Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations Contact:

Tom Colton and Greg Bradbury

Gateway Group

949-574-3860

WKHS@gateway-grp.com

Workhorse Group Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$5,308,611	$25,845,915
Restricted cash	—	10,000,000
Accounts receivable, less allowance for credit losses of $0.2 million and $0.2 million as of June 30, 2024 and December 31, 2023, respectively	760,504	4,470,209
Inventory, net	46,503,385	45,408,192
Prepaid expenses and other current assets	6,902,370	8,101,162
Total current assets	59,474,870	93,825,478
Property, plant and equipment, net	36,497,886	37,876,955
Lease right-of-use assets	9,227,564	9,795,981
Other assets	176,310	176,310
Total Assets	$105,376,630	$141,674,724
Liabilities
Current liabilities:
Accounts payable	$10,501,569	$12,456,272
Accrued and other current liabilities	6,335,271	4,862,740
Deferred revenue, current	6,954,581	4,714,331
Warranty liability	642,326	1,902,647
Current portion of lease liabilities	3,028,889	3,560,612
Warrant liability	4,580,442	5,605,325
Current portion of convertible notes	9,649,030	20,180,100
Total current liabilities	41,692,108	53,282,027
Lease liabilities, long-term	5,047,565	5,280,526
Total Liabilities	46,739,673	58,562,553
Commitments and contingencies
Stockholders’ Equity:
Series A preferred stock, par value $0.001 per share, 75,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.001 per share, 450,000,000 shares authorized, 20,738,091 shares issued and outstanding as of June 30, 2024 and 14,299,042 shares issued and outstanding as of December 31, 2023 (presented on a reverse stock split-adjusted basis)	20,738	14,299
Additional paid-in capital	865,660,256	834,666,123
Accumulated deficit	(807,044,037)	(751,568,251)
Total stockholders’ equity	58,636,957	83,112,171
Total Liabilities and Stockholders’ Equity	$105,376,630	$141,674,724

See accompanying notes to the Condensed Consolidated Financial Statements.

Workhorse Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales, net of returns and allowances	$842,440	$3,966,463	$2,181,735	$5,659,878
Cost of sales	7,301,348	8,427,377	14,744,126	13,755,496
Gross loss	(6,458,908)	(4,460,914)	(12,562,391)	(8,095,618)
Operating expenses
Selling, general and administrative	12,066,553	14,002,517	26,161,831	28,692,360
Research and development	1,992,779	5,059,745	5,520,690	12,284,594
Total operating expenses	14,059,332	19,062,262	31,682,521	40,976,954
Loss from operations	(20,518,240)	(23,523,176)	(44,244,912)	(49,072,572)
Interest income (expense), net	(5,158,859)	505,500	(6,791,326)	1,055,859
Fair value adjustment (loss) on warrants	(642,900)	—	(4,439,548)	—
Loss before benefit for income taxes	(26,319,999)	(23,017,676)	(55,475,786)	(48,016,713)
Benefit for income taxes	—	—	—	—
Net loss	$(26,319,999)	$(23,017,676)	$(55,475,786)	$(48,016,713)

Net loss per share of common stock
Basic and Diluted*	$(1.40)	$(2.40)	$(3.26)	$(5.40)

Weighted average shares used in computing net loss per share of common stock
Basic and Diluted*	18,855,034	9,283,015	16,992,697	8,822,674

See accompanying notes to the Condensed Consolidated Financial Statements.

*	Prior periods presented have been adjusted to reflect the 1-for-20 reverse stock split which was effective on June 17, 2024. Additional information regarding the reverse stock split may be found in Note 1 Summary of Business and Significant Accounting Principles.